UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2015 (May 27, 2015)

FANTEX, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-55204 (Commission File Number)	80-0884134 (IRS Employer Identification Number)

330 Townsend Street, Suite 234
San Francisco, CA 94107
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 592-5950

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.    Material Modification to Rights of Security Holders.

On May 29, 2015, Fantex, Inc. (the “Company”) closed an underwritten public offering of 362,200 shares of a new series of its convertible tracking stock, Fantex Series Michael Brockers Convertible Tracking Stock, par value $0.0001 per share (“Fantex Series Michael Brockers”), at a price of $10.00 per share (the “Offering”) for net proceeds of $3,440,900, after deducting underwriting discounts payable by the Company, and paid $3,440,000 of such proceeds to Michael Brockers to cover the purchase price under the Company’s brand contract with him. 162,993 shares of Fantex Series Michael Brockers were purchased by Fantex Holdings, Inc. (“Fantex Holdings”), the Company’s parent company, and 92,900 shares of Fantex Series Michael Brockers were purchased by certain directors and related persons of Fantex Holdings in the Offering pursuant to a standby purchase agreement. Under the terms of the standby purchase agreement, none of these purchasers will transfer, sell or otherwise dispose of any shares purchased by them for a period of 180 days after the effective date of the Offering. Fantex Holdings and any such directors and related persons of Fantex Holdings have further represented that they will not sell any shares of Fantex Series Michael Brockers purchased in the Offering absent a subsequent registration statement.  In connection with the Offering, on May 29, 2015, the Company filed a Certificate of Designations of Fantex Series Michael Brockers (the “Certificate of Designations”) with the Secretary of State of the State of Delaware, effective on May 29, 2015, authorizing Fantex Series Michael Brockers and establishing the rights of the holders of Fantex Series Michael Brockers.

A description of Fantex Series Michael Brockers issued in connection with the Offering is set forth under the captions “Description of Capital Stock” and “Management and Attribution Policies” in the prospectus that constitutes a part of the Company’s Registration Statement on Form S-1, File No. 333-201677 (the “Registration Statement”), initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 23, 2015, as subsequently amended, and by the prospectuses filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with such Registration Statement. Such Registration Statement, as amended, and any prospectus filed pursuant to Rule 424(b) under the Securities Act that includes such description, are hereby incorporated by reference herein.

The description set forth above is qualified in its entirety by the Certificate of Designations, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 29, 2015, the Company filed the Certificate of Designations with the Secretary of State of the State of Delaware, effective on May 29, 2015. The information set forth under “Item 3.03 Material Modification to the Rights of Security Holders” is incorporated herein by reference thereto. A copy of the Certificate of Designations is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On May 27, 2015, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on two proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 10, 2015. Only stockholders of record as of the close of business on April 6, 2015, the record date for the Annual Meeting, were entitled to vote at the Annual Meeting.  As of the record date, 101,944,900 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. The tabulation of the stockholder votes on each proposal brought before the Annual Meeting is as follows:

Proposal 1. The election of three directors to hold office until the 2018 annual meeting of stockholders or until their respective successor is elected:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Cornell “Buck” French	100,838,592	679	—
Terdema Ussery	100,838,866	405	—

Proposal 2. The ratification of the selection, by the Audit Committee of the Board of Directors, of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015:

Votes For	Votes Against	Abstentions
100,839,165	50	56

As a routine proposal under applicable rules, no broker non-votes were recorded in connection with this proposal.

Item 8.01.    Other Events.

On May 31, 2015,  the Board of Directors of the Company declared a dividend of $0.20 per share for its Fantex Series Mohamed Sanu Convertible Tracking Stock (“Fantex Series Mohamed Sanu”). The dividend is payable on July 30, 2015 to all Fantex Series Mohamed Sanu stockholders of record as of the close of business on June 30, 2015.

On June 1, 2015, Fantex Brokerage Services, LLC issued a press release announcing the closing of the underwritten public offering described in Item 3.03 of this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
3.1	Certificate of Designations of the Fantex Series Michael Brockers Convertible Tracking Stock.

99.1	Press release of Fantex Brokerage Services, LLC, dated June 1, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2015

FANTEX, INC.

By:	/s/ Bill Garvey
Name:	Bill Garvey
Title:	Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Designations of the Fantex Series Michael Brockers Convertible Tracking Stock.

99.1	Press release of Fantex Brokerage Services, LLC, dated June 1, 2015.